Exhibit 99.1

LTD Software, LLC

Financial Statements

Charlotte, North Carolina

As of and for the Years Ended December 31, 2018 and 2017

LTD Software, LLC

Table of Contents

Pages

Financial Statements:

Independent Auditors’ Report	2-3

Balance Sheets	4

Income Statements	5

Statements of Members’ Equity	6

Statements of Cash Flows	7

Notes to Financial Statements	8-11

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

LTD Software, LLC

Charlotte, North Carolina

Report on the Financial Statements

We have audited the accompanying financial statements of LTD Software, LLC (the Company), which comprise the balance sheets as of December 31, 2018 and 2017, the related statements of income, changes in members’ equity and cash flows for the year then ended, and the related notes to the financial statements collectively, the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audits evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

	Certified Public Accountants

Greensboro, NC	Matthews, NC	Mount Airy, NC

336.286.3204	704.841.1120	336.789.8989

	www.LBAHS.com

To the Board of Directors

LTD Software, LLC

Page Two

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LTD Software, LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Matthews, North Carolina

August 8, 2019

	Certified Public Accountants

Greensboro, NC	Matthews, NC	Mount Airy, NC

336.286.3204	704.841.1120	336.789.8989

	www.LBAHS.com

LTD Software, LLC

Balance Sheets

December 31, 2018 and 2017

Assets	2018	2017
Current Assets
Cash and cash equivalents	$10,489	$256,451
Accounts receivable	22,498	21,395

Total Current Assets	32,987	277,846
Equipment	114,376	114,377
Less accumulated depreciation	(110,488)	(104,229)

Property and Equipment, net	3,888	10,148
Total Assets	$36,875	$287,994

Liabilities and Members’ Equity (Deficit)	2018	2017
Current Liabilities
Line of credit	$—	$200,000
Accounts payable	70,207	80,070
Accrued expenses	289,072	472,212
Deferred revenue	98,640	39,029
Current portion of long-term debt	925,000	1,207,500

Total Current Liabilities	1,382,919	1,998,811

Long-term debt, net of current portion	1,250,000	1,350,000
Total Liabilities	2,632,919	3,348,811

Members’ Equity (Deficit)	(2,596,044)	(3,060,817)

Total Liabilities and Members’ Equity (Deficit)	$36,875	$287,994

The accompanying notes are an integral part of these financial statements.

LTD Software, LLC

Statements of Loss

For the Years Ended December 31, 2018 and 2017

	2018	2017
Revenue	$1,596,051	$1,244,663
Cost of Revenue	542,342	566,575

Gross Profit	1,053,709	678,088

Operating Expenses	1,439,218	1,378,250
Operating Loss	(385,509)	(700,162)
Other Expense - Interest Expense	217,718	230,138

Net Loss	$(603,227)	$(930,300)

The accompanying notes are an integral part of these financial statements.

LTD Software, LLC

Statements of Members’ Equity (Deficit)

For the Years Ended December 31, 2018 and 2017

Amount
Balance, December 31, 2016	$(2,440,517)
Members’ contributions	310,000
Net Loss	(930,300)

Balance, December 31, 2017	(3,060,817)

Members’ contributions	1,068,000
Net Loss	(603,227)

Balance, December 31, 2018	$(2,596,044)

The accompanying notes are an integral part of these financial statements.

LTD Software, LLC

Statement of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows from Operating Activities
Net Loss	$(603,227)	$(930,300)
Depreciation	6,260	12,150
Adjustments to reconcile net income to net cash provided by operating activities:
(Increase) in accounts receivable	(1,103)	(6,051)
Increase (decrease) in accounts payable	(9,863)	64,295
Increase (decrease) in accrued expenses	(15,140)	226,072
Increase in deferred revenue	59,611	39,029

Net Cash Used by Operating Activities	(563,462)	(594,805)

Cash Flows from Financing Activities
Proceeds from long term debt	825,000	325,000
Proceeds from line of credit	—	200,000
Payment on long term debt	(507,500)	—

Net Cash Provided by Financing Activities	317,500	525,000

Net Decrease in Cash	(245,962)	(69,805)
Cash and Cash Equivalents
Beginning of year	256,451	326,256

End of year	$10,489	$256,451

Supplemental disclosure of cash flow information
Cash paid for interest	$209,467	$—

Noncash, notes payable converted to equity	$868,000	$310,200

Noncash, line of credit converted to equity	$200,000	$—

The accompanying notes are an integral part of these financial statements.

LTD Software, LLC

Notes to Financial Statements

As of and for the Years Ended December 31, 2018 and 2017

NOTE A – Organization and Nature of Activities

LTD Software, LLC (the Company), doing business as Ecomdash, is a North Carolina limited liability company with offices in Charlotte, North Carolina. The Company is a software as a service company that provides inventory management for small & mid-sized businesses selling online.

NOTE B – Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of highly liquid instruments with original maturity dates of three months or less. The carrying amount approximates the fair value due to the short maturity of the instruments.

Concentration of Credit Risk

The Company maintains its cash on deposit with federally insured financial institutions located in North Carolina. Aggregate accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $250,000. From time to time, the Company may have amounts on deposit in excess of FDIC limits. Management believes the Company is not exposed to any significant credit risk on cash. As of December 31, 2017, aggregate accounts at each institution exceeded the FDIC limit.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management believes that all account receivable balances are collectable as of December 31, 2018 and 2017.

Revenue Recognition

The Company recognizes revenue when services are provided to customers. Annual service subscriptions are recognized on a straight line basis over the life of the subscription. Professional service revenues are recognized when the services are performed.

Deferred Revenue

The Company defers revenue from customers who pay for a full annual subscription in advance at the time of payment and recognizes revenue on a straight line basis over the life of the subscription.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets.

The estimated useful lives are as follows:

Years
Equipment	5-10

Maintenance and repairs are charged to operations when incurred. Betterments and repairs that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or otherwise disposed of, the asset accounts and related accumulated depreciation account are reduced, and any gain or loss is included in operations.

Depreciation expense for the years ended December 31, 2018 and 2017 are $6,260 and $12,150, respectively.

LTD Software, LLC

Notes to Financial Statements

As of and for the Years Ended December 31, 2018 and 2017 (Continued)

NOTE B – Summary of Significant Accounting Policies (Concluded)

Income Taxes

The Company has implemented the provision of Topic 740 of the FASB Accounting Standards Codification (ASC) relating to the accounting for uncertainty in income taxes. Under current income tax laws, taxable income or loss of a limited liability company is reported in the income tax returns of its members. Accordingly, no provision for federal or state income taxes is reflected in the accompanying financial statements. The Company files an income tax return in the U.S. Federal and North Carolina and Wisconsin state jurisdictions. The Company has open tax years for its reporting periods ended December 31, 2016 through 2018.

Advertising

The Company expenses the costs of advertising when incurred. Advertising expense amounted to $177,331 and $152,726 for 2018 and 2017, respectively.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This standard outlines a single comprehensive model for companies to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that revenue is recognized when a customer obtains control of a good or service. A customer obtains control when it has the ability to direct the use of and obtain the benefits from the good or service. Transfer of control is not the same as transfer of risks and rewards, as it is considered in current guidance. The Company will also need to apply new guidance to determine whether revenue should be recognized over time or at a point in time. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year. ASU 2014-09, as deferred by ASU 2015-14, will be effective for annual reporting periods beginning after December 15, 2018, using either of two methods: (a) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (b) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined in ASU 2014-09. The Company has not yet selected a transition method and is currently evaluating the impact of the pending adoption of ASU 2014-09 on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of our pending adoption of the new standard on the financial statements.

LTD Software, LLC

Notes to Financial Statements

As of and for the Years Ended December 31, 2018 and 2017 (Continued)

NOTE C – Notes Payable

The Company has convertible notes payable with several investors which accrue interest at 8% to 12%. The agreements all have original maturities of three (3) years and do not require any payment until the notes mature, between January 2019 and December 2021. Upon maturity the note holders can choose to convert the balance and accrued interest to membership interest in the Company or to be paid out in cash.

The following are maturities of long-term debt:

Year Ending	Amount
2019	$925,000
2020	425,000
2021	825,000

$2,175,000

Interest expense for the years ended December 31, 2018 and 2017 amounted to $217,718 and $230,138, respectively.

NOTE D – Retirement Plan

The Company has a 401(k) retirement plan (the Plan) covering eligible employees under which participants may contribute a portion of their compensation subject to an annual maximum amount. The Company may make contributions to the Plan if it so elects. The Company’s did not make any elective contributions to the plan for the years ended December 31, 2018 or 2017.

NOTE E – Leases and Rent Expense

The Company leases office space with required rent payments of $4,780 per month through June 30, 2019. Total rent expense amounted to $57,368 and $50,775 for the years ended December 31, 2018 and 2017, respectively.

Minimum lease payments under non-cancellable leases are as follows:

2019	$28,684

NOTE F – Membership Interest Compensation

The company provides economic interest shares in the Company to employees as part of the compensation plan. Shares issued under the plan were 260,960 and 1,000 during the years ended December 31, 2018 and 2017, respectively. The economic interest shares issued through this plan provide a share of the Company’s profits but do not provide the ability to vote, authorize or approve any decisions concerning the management or affairs of the Company. Shares are awarded at the discretion of the Company’s Managers.

LTD Software, LLC

Notes to Financial Statements

As of and for the Years Ended December 31, 2018 and 2017 (Concluded)

NOTE G – Subsequent Events

The Managers of the Company have considered subsequent events occurring between January 1, 2019 and the date the financial statements were available to be issued, August 8, 2019, and did not identify any events necessitating disclosure.